UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
August 23, 2022
Date of Report (Date of earliest event reported)
UPLAND SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36720	27-2992077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)

(512) 960-1010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPLD	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                              ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in the Company’s Current Report on Form 8-K dated July 14, 2022 (the “Prior 8-K”), on July 14, 2022, Upland Software, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Ulysses Aggregator, LP (the “Purchaser”), an affiliate of HGGC, LLC (“HGGC”) a leading partnership-focused private equity firm with $7 billion of cumulative committed capital, to issue and sell at closing 115,000 shares of newly designated Series A Convertible Preferred Stock of the Company, par value $0.0001 per share (the “Series A Preferred Stock”), at a price of $1,000 per share (the “Initial Liquidation Preference”), for an aggregate purchase price of $115,000,000 (the “Investment”). On August 23, 2022 (the “Closing Date”), the closing of the Investment (the “Closing”) occurred, and the Series A Preferred Stock was issued to the Purchaser. The Company will use the proceeds of the Investment (a) for general corporate purposes and (b) for transaction-related fees and expenses.

On the Closing Date, the Company and the Purchaser entered into a Registration Rights Agreement (the “Registration Rights Agreement”) on the terms previously disclosed in the Prior 8-K, and the Company filed a Certificate of Designation (the “Certificate of Designation”) setting out the powers, designations, preferences, and other rights of the Series A Preferred Stock with the Secretary of State of the State of Delaware in connection with the Closing. Pursuant to the Registration Rights Agreement, the Purchaser has certain customary registration rights with respect to any shares of Series A Preferred Stock or the common stock of the Company, par value $0.0001 per share (“Common Stock”), issuable upon conversion of the Series A Preferred Stock, including rights with respect to the filing of a shelf registration statement, underwritten offering rights and piggy back rights.

The foregoing description of the terms of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth in Items 1.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Closing, the size of the Company’s board of directors (the “Board”) was increased from five to six members and the Purchaser became entitled to nominate one individual to the Board to fill such vacancy. The holders of Series A Preferred Stock will maintain the right to nominate one individual for election to the Board, so long as the Ownership Condition (as defined below) continues to be met. As previously disclosed, in connection with the Closing and pursuant to the Certificate of Designation, the Purchaser nominated David Chung to serve on the Board, and Mr. Chung was appointed to the Board on August 23, 2022 effective upon the Closing. Mr. Chung has not been appointed to any committees of the Board at this time, but is expected to be following the Closing. Mr. Chung serves as a Class II director whose term will expire on the date of the Company’s annual meeting of stockholders in 2025 or when his successor is duly elected and qualifies.

David Chung is a Partner and Co-Chief Investment Officer of HGGC, LLC, where he has worked since December 2016. He is a member of HGGC’s Investment Committee and Management Committee. He has over 27 years of experience as a private equity, public equity and crossover public/private investor and dealmaker at KKR (global private equity firm), Standard Pacific Capital (global public equity investment firm) and Blum Capital Partners (hybrid private equity and public equity investment firm). He has also been Chief Executive Officer of Pathfinder Acquisition Corporation (NASDAQ: PFDR), a special purpose acquisition company focused primarily on the technology and software sectors, since December 2020, and Managing Member of Arrowhead Holdings LLC since January 2013. Mr. Chung currently serves on the board of directors of Monotype Holdings, RPX Corporation and Pathfinder Acquisition Corporation and has served on numerous private and public company boards throughout his career. He currently serves on the Board of Trustees of the Corporation of the Fine Arts Museums of San Francisco, where he has been a Trustee since 2007, and has served on numerous not-for-profit boards. Earlier in his career, he was a strategy consultant at McKinsey & Company and an investment banker at Hambrecht & Quist Inc. Mr. Chung is a graduate of Harvard College, where he graduated magna cum laude, and Harvard Business School, where he graduated with high distinction as a Baker Scholar.

Any compensation for Mr. Chung’s services as a director will be determined in accordance with the Company’s non-employee director compensation policy as set forth under “Director Compensation” in the Company’s definitive proxy statement for the 2022 annual meeting of stockholders filed with the SEC on April 29, 2022.

In addition, Mr. Chung entered into the Company’s standard form of indemnity agreement. There are no family relationships between Mr. Chung and any other Board member or executive officer. Moreover, Mr. Chung is not a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of Regulation S-K other than the transactions contemplated by the Purchase Agreement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation

On August 23, 2022, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware designating 115,000 shares out of the authorized but unissued shares of its preferred stock as Series A Preferred Stock with a stated par value of $0.0001 per share. The Series A Preferred Stock has the powers, designations, preferences, and other rights set forth in the Certificate of Designation. The holders of Series A Preferred Stock (each, a “Holder” and collectively, the “Holders”) are entitled to dividends (“Regular Dividends”) (i) at the rate of 4.5% per annum until but excluding the seven year anniversary of the Closing Date and (ii) at the rate of 7% per annum on and after the seven year anniversary of the Closing Date. The Holders are also entitled to fully participate in any dividends or other distributions declared or paid on the Common Stock on an as-converted basis. Dividends will be payable quarterly in arrears, and may be paid, at the Company’s option, in cash or by increasing the Liquidation Preference (as defined below) of each share of Series A Preferred Stock by the amount of the applicable dividend. The Company’s ability to pay cash dividends is subject to the restrictions under its existing credit agreement, and the Company has agreed not to take certain actions that would preclude its ability to pay cash dividends under its existing credit agreement and any future indebtedness. The Series A Preferred Stock ranks senior to the Common Stock with respect to distribution rights and rights upon liquidation, dissolution or winding up (any of the foregoing, a “Liquidation”) of the Company, on parity with any class or series of capital stock of the Company expressly designated as ranking on parity with the Series A Preferred Stock with respect to distribution rights and rights upon a Liquidation, junior to any class or series of capital stock of the Company expressly designated as ranking senior to the Series A Preferred Stock with respect to distribution rights and rights upon a Liquidation and junior in right of payment to the Company’s existing and future indebtedness. Upon a Liquidation, each share of Series A Preferred Stock will be entitled to receive an amount equal to (i) the Initial Liquidation Preference of $1,000 per share of Series A Preferred Stock, plus (ii) any accrued and unpaid Regular Dividends on such share of Series A Preferred Stock to, but excluding, the date of payment of such amounts (the “Liquidation Preference”).

Conversion Rights

Each Holder has the right, at its option, to convert its Series A Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at a conversion price equal to $17.50 per share, subject to certain customary adjustments in the event of certain events affecting the price of the Common Stock.

Until the stockholder approvals contemplated by NASDAQ Global Market (the “Nasdaq”) Listing Standard Rules 5635(a), (b) and (d) are obtained, as applicable, with respect to the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock in excess of the limitations imposed by such rule, the aggregate number of shares of Common Stock issuable or deliverable upon conversion of any Series A Preferred Stock together with any shares of Common Stock held by the Purchaser on the Closing Date (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to the Common Stock) is capped at 19.9% of the shares of Common Stock issued and outstanding as of the Closing Date (the “Issuance Limitation”).

Redemption and Repurchase Rights

The Company may redeem all or any of the Series A Preferred Stock for cash at any time beginning seven years after the Closing Date at a price equal to 105% of the Liquidation Preference plus accrued and unpaid dividends up to, but excluding, the redemption date. Upon a “Fundamental Change” (involving a change of control as further described in the Certificate of Designation), each Holder will have the right to require the Company to redeem all or any part of the Holder’s Series A Preferred Stock for an amount equal to the greater of (i) the sum of 105% of the Liquidation Preference and a customary make-whole amount, and (ii) the amount that such Holder would have received had such Holder, immediately prior to such “Fundamental Change,” converted the Holder’s Series A Preferred Stock into Common Stock, without regard to the Issuance Limitation.

Voting and Consent Rights

The Holders generally are entitled to vote with the holders of the shares of Common Stock on all matters submitted for a vote of holders of shares of Common Stock (voting together with the holders of shares of Common Stock as one class) on an as-converted basis.

Additionally, subject to certain exceptions, the consent of the Holders of a majority of the outstanding shares of Series A Preferred Stock (the “Majority Holders”) is required for so long as shares representing 25% of the Series A Preferred Stock outstanding as of the Closing Date remain outstanding for, among other things, (i) amendments to the Company’s Certificate of Incorporation, the Certificate of Designation or the Company’s Bylaws that adversely affect the rights, preferences and privileges or powers, or otherwise amend the terms, of the Series A Preferred Stock, (ii) any increase or decrease of the authorized number of shares of Series A Preferred Stock, (iii) any issuances of shares of (a) any class or series of the Company’s stock (other than the Series A Preferred Stock), the terms of which would result in such class or series ranking equally with the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets upon the distribution of assets upon the Company’s liquidation, dissolution or winding up, (b) any class or series of the Company’s stock, the terms of which would result in such class or series ranking senior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon the Company’s liquidation, dissolution or winding up, or (c) other securities or equity interests that would have or that do have preferences or relative, participating, option, special or other rights senior to or on parity with the Series A Preferred Stock, (iv) the creation of securities having preferences or relative, participating, option, special or other rights senior to or on parity with, the Series A Preferred Stock, (v) the Company to redeem, purchase, or otherwise acquire or pay or declare any dividend or other distribution on (or pay into or set aside for a sinking fund for any such purpose) any capital stock of the Company, subject to certain exceptions, (vi) the Company to enter into a transaction with an affiliate of the Company or any of its subsidiaries that is material to the Company and its subsidiaries, (vii) the Company to incur, assume, endorse, guarantee or otherwise become liable for any indebtedness for borrowed money or issue any debt securities or any rights to acquire any debt securities, subject to certain exceptions, (viii) any action to deregister the Common Stock under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or delist the Common Stock from the Nasdaq, or (ix) any dissolution, liquidation, bankruptcy or winding up of the Company. In addition, any action that would adversely affect the rights of any Holder in a manner disproportionate to the other Holders will require the consent of such affected Holder.

Board Rights

The Majority Holders, voting as a separate class, have the right to elect, for so long as the Purchaser and its affiliates beneficially own in the aggregate at least 5% (the “Ownership Condition”) of the shares of Common Stock on a fully diluted basis including the shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock, one member (the “Series A Director”) of the Board. In addition, the Majority Holders, voting as a separate class, have the right to elect, for so long as the Purchaser and its affiliates own in the aggregate at least 10% of the shares of Series A Preferred Stock (or Common Stock into which it is convertible) outstanding as of the Closing Date, one non-voting observer to the Board. The Series A Director is entitled to serve on each committee of the Board, subject to applicable rules and regulations of the Nasdaq.

The Certificate of Designation provides that the initial Series A Director shall be David Chung, and that Mr. Chung will be elected to the Board as promptly as possible following the Closing to serve as a Class II director for a term expiring at the Company’s 2025 annual meeting of stockholders. As described in Item 5.02 above, Mr. Chung was appointed to the Board on August 23, 2022 effective upon the Closing. Thereafter, so long as the Ownership Condition continues to be met, the Company will nominate the Series A Director for election to the Board by the Company’s stockholders.

In connection with the Investment described in Item 1.01 above, on August 23, 2022, the Company issued an aggregate of 115,000 shares of Series A Preferred Stock. The disclosure required by this Item and included in Item 1.01 of this Current Report on Form 8-K, including a summary of the material provisions of the Certificate of Designation governing the Series A Preferred Stock, is incorporated by reference from the information set forth in Item 1.01 above.

The foregoing descriptions of the Certificate of Designation and Series A Preferred Stock do not purport to be complete and are qualified in their entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein. There is no established trading market for any of the Series A Preferred Stock, and the Company does not expect a market to develop. The Company does not intend to apply for a listing for any of the Series A Preferred Stock on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series A Preferred Stock will be limited.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock.
10.1	Registration Rights Agreement, by and between Upland Software, Inc. and Ulysses Aggregator, LP, dated as of August 23, 2022.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UPLAND SOFTWARE, INC.

By:	/s/ Kin Gill
Kin Gill EVP, Chief Legal Officer and Secretary
Date: August 23, 2022